Exhibit 99.1

Baqsimi® (glucagon)

(A Product of Eli Lilly and Company)

Abbreviated Financial Statements

As of and for the Years Ended December 31, 2022 and 2021

(With Report of Independent Auditors)

Index to Abbreviated Financial Statements

Report of Independent Auditors3

Abbreviated Financial Statements

Statements of Assets Acquired5

Statements of Revenues and Direct Expenses6

Notes to Abbreviated Financial Statements7

Report of Independent Auditors

The Board of Directors of Eli Lilly and Company

Opinion

We have audited the accompanying abbreviated financial statements of Baqsimi, a product of Eli Lilly and Company (“Baqsimi”), which comprise the Statements of Assets Acquired as of December 31, 2022 and 2021, and the Statements of Revenue and Direct Expenses for each of the two years in the period ended December 31, 2022, and the related notes (collectively referred to as the “abbreviated financial statements”).

In our opinion, the accompanying abbreviated financial statements present fairly, in all material respects, the assets acquired of Baqsimi as of December 31, 2022 and 2021, and its revenues and direct expenses for each of the two years in the period ended December 31, 2022, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Abbreviated Financial Statements section of our report. We are required to be independent of Baqsimi and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Basis of Accounting

We draw attention to Note 2 to the abbreviated financial statements, which describes that the accompanying abbreviated financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of Baqsimi’s financial position, revenues and expenses. As a result, the abbreviated financial statements may not be suitable for another purpose. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Abbreviated Financial Statements

Management is responsible for the preparation and fair presentation of these abbreviated financial statements in accordance with accounting principles generally accepted in the United States of America and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Baqsimi’s ability to continue as a going concern for one year after the date that the financial statements are available to be issued.

Auditor’s Responsibility for the Audit of the Abbreviated Financial Statements

Our objectives are to obtain reasonable assurance about whether the abbreviated financial statements as a whole are free of material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the abbreviated financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●Identify and assess the risks of material misstatement of the abbreviated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the abbreviated financial statements.
●Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Baqsimi’s internal control. Accordingly, no such opinion is expressed.
●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the abbreviated financial statements.
●Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Baqsimi’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Ernst & Young LLP

Indianapolis, Indiana

June 27, 2023

Baqsimi® (glucagon)

(A Product of Eli Lilly and Company)

Statements of Assets Acquired

(Dollars in thousands)

	December 31,
	2022	2021
Intangible assets, net	$100,299.3	$108,514.2
Inventories	60,234.2	73,748.9
Equipment, net	22,244.1	25,132.4
Prepaid expenses	4,782.6	5,272.7
Total assets acquired	$187,560.2	$212,668.2

The accompanying notes are an integral part of these abbreviated financial statements.

Baqsimi® (glucagon)

(A Product of Eli Lilly and Company)

Statements of Revenues and Direct Expenses1

(Dollars in thousands)

	Year Ended December 31,
	2022	2021
Revenue	$139,300.6	$113,228.8
Direct expenses:
Cost of sales	50,565.5	40,113.0
Marketing, selling, and administrative	24,241.9	68,370.6
Research and development	4,740.3	7,048.9
Total direct expenses	79,547.7	115,532.5
Revenue less direct expenses	$59,752.9	$(2,303.7)

The accompanying notes are an integral part of these abbreviated financial statements.

1 Omits certain expenses in accordance with applicable rules of the Securities and Exchange Commission (SEC). See Notes to Abbreviated Financial Statements.

Baqsimi® (glucagon)

(A Product of Eli Lilly and Company)

Notes to Abbreviated Financial Statements

(Tables present dollars in thousands)

1.	Background

On April 21, 2023, Eli Lilly and Company (Lilly), entered into an Asset Purchase Agreement (APA) with Amphastar Pharmaceuticals, Inc (Amphastar), pursuant to which Amphastar will acquire global rights to Baqsimi® (glucagon). This transaction is subject to customary closing conditions and regulatory approval. At closing, Lilly and Amphastar will enter into a Manufacturing Services Agreement (MSA) and Locemia Assumption Agreement (LAA), substantially in the form of exhibits attached to the APA. Under the terms of the MSA, Amphastar has the right and obligation to purchase Baqsimi inventory from Lilly over a period of up to 18 months following closing. Under the terms of the LAA, Lilly will transfer and Amphastar will assume Lilly’s worldwide rights to Baqsimi and any remaining obligations under Lilly’s asset purchase agreement with Locemia Solutions ULC (Locemia).

Baqsimi is the first and only nasally administered glucagon for the treatment of severe hypoglycemia in people with diabetes ages four years and above and is currently available in 27 markets worldwide. At closing, Lilly will receive a $500 million cash payment and will be entitled to an additional $125 million in cash upon the one-year anniversary of the closing. Lilly will also be eligible to receive sales milestone payments of up to $450 million in aggregate.

2.	Summary of Significant Accounting Policies
a)	Basis of Presentation

The accompanying statements of assets acquired as of December 31, 2022 and 2021, and of revenues and direct expenses for the years then ended of the Baqsimi product of Lilly (the Abbreviated Financial Statements) represent an incomplete presentation of Baqsimi assets, liabilities, revenues and expenses and are therefore not intended to represent the financial condition, results of operations or cash flows of Baqsimi. These Abbreviated Financial Statements are based upon the APA, the MSA, the LAA and relief under SEC Regulation S-X Rule 3-05, Significant Acquisition Carveout Financial Statement Reporting Requirements, as amended, as the acquisition by Amphastar meets the criteria established by the SEC to provide abbreviated financial statements in lieu of full financial statements of the acquired business.

The statements of assets acquired only present the assets which will be, or are expected to be, acquired or are contractually obligated to be acquired at closing in accordance with the APA, the MSA, and the LAA. Liabilities as of December 31, 2022 and 2021 will not be assumed under the APA, the MSA, and the LAA. The statements of revenues and direct expenses present only those revenues and expenses directly related to the certain assets to be acquired. The Abbreviated Financial Statements were derived from the historical accounting records of Lilly and were prepared in accordance with the basis of accounting described in these Notes, which is in accordance with accounting principles generally accepted in the United States (U.S. GAAP).

Baqsimi was not operated as a separate business or division of Lilly. It was a fully integrated part of Lilly’s consolidated business and operations and did not represent a substantial portion of Lilly’s assets and liabilities. It is impracticable to prepare complete financial statements related to Baqsimi as Lilly never accounted for Baqsimi on a standalone basis or as a separate division or subsidiary, nor has Lilly maintained the distinct and separate books and records necessary to prepare full stand-alone or carve-out financial statements and it would be impracticable to do so.

The statements of revenues and direct expenses include the revenue and costs that directly relate to Baqsimi including an allocation of direct costs that can be attributed to this product. The operations of Baqsimi rely, to varying degrees, on Lilly for manufacturing and distribution, quality and regulatory support, research and development, and marketing and sales activities, and such expenses have been allocated to Baqsimi in these Abbreviated Financial Statements. The allocations were based on a specific identification basis or, when specific identification was not practicable, a proportional cost allocation method, depending on the nature of the services rendered. Management considers that such allocations have been made on a reasonable basis but may not necessarily be indicative of the costs that would have been incurred if Baqsimi had been operated on a stand-alone basis for the periods presented. The statements of revenues and direct expenses do not include any indirect allocations or corporate overhead, such as accounting, human resources, information technology, treasury and legal support, or a provision for income taxes as Baqsimi never functioned on a stand-alone basis. Accordingly, no allocation of these support fees or income taxes has been made to Baqsimi. The Abbreviated Financial Statements presented are not indicative of the financial condition or results of operations of Baqsimi going forward because of the omitted expenses.

During the fiscal years ended December 31, 2022, and 2021, Baqsimi did not have any stand-alone financing requirements, and any cash generated was collected at the consolidated level by Lilly. As Baqsimi has historically been managed as part of the operations of Lilly and has not been operated on a stand- alone basis, it is not practical to prepare historical cash flow information regarding Baqsimi’s operating, investing, and financing cash flows. As such, a statement of cash flows was not prepared.

b)	Use of Estimates and Assumptions in the Preparation of Financial Statements

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates about future events and assumptions that may affect the following: (i) the reported amounts of assets acquired and (ii) the reported amounts of revenues, including sales rebates, discounts, and returns, and direct expenses and related disclosures at the date of the abbreviated financial statements and during each reporting period. Future events and their effects cannot be determined with certainty. Therefore, the determination of estimates requires the exercise of judgment. Actual results could differ from those estimates, and any such differences could be material. Also, as discussed above, these Abbreviated Financial Statements include allocations and estimates that are not necessarily indicative of the amounts that would have resulted if Baqsimi had been operated as a stand-alone entity.

c)	Foreign Currency Translation

Operations in Lilly’s subsidiaries outside the United States (U.S.) are recorded in the functional currency of each subsidiary which is determined by a review of the environment where each subsidiary primarily generates and expends cash. The revenues and direct expenses for Baqsimi as a result of operations of Lilly’s subsidiaries outside the U.S. are translated from functional currencies into U.S. dollars using the weighted average currency rate for the period. Assets acquired are translated using the period end exchange rates.

d)	Revenue Recognition

Revenue from sales of products is recognized at the point where the customer obtains control of the goods and Lilly satisfies its performance obligation, which generally is at the time Lilly ships the product to the customer. Revenue for product sales has not been adjusted for the effects of a financing component as Lilly expects, at contract inception, that the period between when Lilly transfers control of the product and when Lilly receives payment will be one year or less. Provisions for rebates, discounts, and returns are established in the same period the related product sales are recognized. Lilly generally ships product shortly after orders are received; therefore, Lilly generally only has a few days of orders received but not yet shipped at the end of any reporting period. Shipping and handling activities are considered to be fulfillment activities and are not considered to be a separate performance obligation. Lilly excludes from the measurement of the transaction price all taxes assessed by a governmental authority that are imposed on sales of product and collected from a customer.

Significant judgments must be made in determining the transaction price for sales of products related to anticipated rebates, discounts, and returns. The following describe the most significant of these judgments:

Sales Rebates and Discounts

●	Lilly initially invoices customers at contractual list prices. Contracts with direct and indirect customers may provide for various rebates and discounts that may differ in each contract. As a consequence, to determine the appropriate transaction price for product sales at the time Lilly recognizes a sale to a direct customer, Lilly estimates any rebates or discounts that ultimately will be due to the direct customer and other customers in the distribution chain under the terms of the contracts. Significant judgments are required in making these estimates.

●	The rebate and discount amounts are recorded as a deduction to arrive at revenue. Sales rebates and discounts that require the use of judgment in the establishment of the deduction to arrive at revenue include managed care, Medicare, Medicaid, chargebacks, patient assistance programs, and various other programs. Lilly estimates these deductions to arrive at revenue using an expected value approach.

●	The largest of Lilly’s sales rebate and discount amounts include rebates associated with sales covered by managed care, Medicaid, chargeback, and Medicare programs in the U.S. In determining the appropriate revenue amount to be recognized, Lilly considers historical rebate payments for these programs as a percentage of historical sales as well as any significant changes in sales trends, an evaluation of the current contracts for these programs, the percentage of Baqsimi that is sold via these programs, and product pricing. Although revenue reductions related to these programs are recorded at the time of sale, the reduction related to that sale is typically paid for up to six months later. Because of this time lag, in any particular period revenue may incorporate revisions related to prior periods.

●	Most of Lilly’s rebates outside the U.S. are contractual or legislatively mandated and are estimated and recognized in the same period as the related sales. In some large European countries, government rebates are based on the anticipated budget for pharmaceutical payments in the country. An estimate of these rebates, updated as governmental authorities revise budgeted deficits, is recognized in the same period as the related sale.

Sales Returns

●	When product sales occur, to determine the appropriate transaction price for sales, Lilly estimates a reserve for future product returns related to those sales using an expected value approach. This estimate is based on several factors, including: historical return rates, expiration date by product, and estimated levels of inventory in the wholesale and retail channels. Lilly maintains a returns policy that allows most U.S. customers to return most product for dating issues within a specified period prior to and subsequent to the product's expiration date. Adjustments to the returns reserve have been and may in the future be required based on revised estimates to assumptions. Lilly records the return amounts as a deduction to arrive at revenue.
e)	Cost of Sales

Cost of sales includes third party manufacturing and distribution costs, the cost of drug substance, amortization of intangible assets, product liability insurance, freight, shipping, handling and storage costs as well as allocations of manufacturing plant operating costs and compensation and benefits of employees involved with production.

f)	Marketing, Selling, and Administrative

Costs associated with marketing, selling, and administrative are expensed as incurred. Marketing, selling, and administrative expenses include direct sales and marketing costs together with allocated expenses primarily related to compensation and benefits of employees involved with marketing, selling, and administrative.

g)	Research and Development

Research and development costs are expensed as incurred. Research and development costs consist of expenses incurred in performing research and development activities directly related to Baqsimi, including but not limited to, clinical trial expenses, fees paid to contract research organizations, as well as allocations of compensation and benefits of employees involved in research and development and allocations of facilities and overhead costs used for research and development.

h)	Intangible Assets

Intangible assets consist of capitalized regulatory approval milestone payments associated with Lilly’s purchase of the worldwide rights to Baqsimi from Locemia. Under the terms of Lilly’s asset purchase agreement with Locemia, which transfers to Amphastar as part of the LAA, Locemia is eligible to receive up to $125.0 million in sales-based milestones. Intangible assets are amortized to cost of sales over their estimated useful lives on a straight-line basis. Intangible assets are reviewed for impairment when an indicator of impairment is present. When required, a comparison of fair value to the carrying amount of assets is performed to determine the amount of any impairment.

i)	Inventories

Lilly uses the first-in, first-out method for measuring inventories which approximates current replacement cost. Inventories are valued at the lower of cost or net realizable value.

j)	Equipment

Equipment is stated on the basis of cost. Provisions for depreciation of equipment are computed by the straight-line method at rates based on their estimated useful lives (three to 25 years). Lilly reviews the carrying value of long-lived assets for potential impairment on a periodic basis and whenever events or changes in circumstances indicate the carrying value of an asset may not be recoverable. Impairment is determined by comparing projected undiscounted cash flows to be generated by the asset to its carrying value. If an impairment is identified, a loss is recorded equal to the excess of the asset's net book value over its fair value, and the cost basis is adjusted.

3.	Intangible assets, net

Intangible assets, net consisted of the following:

	December 31,
	2022	2021
Acquired developed technologies	$127,500.0	$127,500.0
Less accumulated amortization	(27,200.7)	(18,985.8)
Intangible assets, net	$100,299.3	$108,514.2

Amortization of intangibles assets was $8.2 million for each of the years ended December 31, 2022 and 2021. As of December 31, 2022, the remaining weighted-average amortization period for intangible assets was approximately 13 years.

4.	Inventories

Inventories consisted of the following:

	December 31,
	2022	2021
Finished products	$9,968.7	$6,639.3
Work in process	44,794.5	61,148.8
Raw materials and supplies	5,471.0	5,960.8
Inventories	$60,234.2	$73,748.9

5.	Equipment, net

Equipment, net consisted of the following:

	December 31,
	2022	2021
Equipment	$39,325.2	$37,873.9
Less accumulated depreciation	(17,081.1)	(12,741.5)
Equipment, net	$22,244.1	$25,132.4

Depreciation of equipment included in cost of sales for the years ended December 31, 2022 and 2021 were $4.3 million and $4.0 million, respectively.

6.	Subsequent Events

Subsequent events have been evaluated through June 27, 2023, the date these Abbreviated Financial Statements were issued.